Exhibit 99.1

LNB Bancorp, Inc. Reports Second Quarter 2008 Results

  Increases in net interest income amid economic challenges
  Net interest margin shows significant improvement
  Strong fee income growth continues
  Provision increased to prudently address potential credit issues

LORAIN, Ohio--(BUSINESS WIRE)--LNB Bancorp, Inc. (NASDAQ: LNBB) today reported a net loss of $1,135,000 or $.16 per diluted share for the three months ended June 30, 2008, compared with net income of $636,000 or $.09 per diluted share reported for the same period a year ago, and net income of $1,447,000 or $.20 per diluted share reported for the three months ended March 31, 2008. For the first six months of 2008, net income was $312,000, or $.04 per diluted share, compared with $2,171,000 or $.32 per diluted share for the same period a year ago.

“While reported earnings were impacted by a significant loan loss provision, our core earnings performance for the second quarter was highly impressive with solid revenue gains throughout the company,” said Daniel E. Klimas, president and chief executive officer of LNB Bancorp, Inc. “Net interest income increased by more than 13 percent and noninterest income rose nearly 30 percent in the second quarter this year compared to the second quarter a year ago.”

Excluding a loan loss provision of $4,664,000 and an income tax benefit of $1,076,000, net income was $2,453,000 for the second quarter this year, compared to net income of $2,332,000, excluding a loan loss provision of $474,000 and income taxes of $411,000, for the first quarter of this year and $1,622,000, excluding a loan loss provision of $853,000 and income taxes of $133,000 for the second quarter of 2007. The company’s management believes that this presentation of the company’s pre-loan loss provision, pre-tax net income provides meaningful information for evaluating the core financial performance of the company in light of the current economic environment.

“The significant strategic investments made by the company over the past three years are having a beneficial impact on the core earnings performance of the company,” said Klimas. “We are encouraged that these investments in people, infrastructure and technology are bolstering our company and improving our revenue performance through this challenging period that is impacting our entire industry.”

Asset quality issues continue to pose challenges for the industry. The company recorded a loan loss provision of $4,664,000 during the second quarter of 2008 in light of the continuing unpredictability of the economy, the continued decline in real estate values, and the credit quality issues inherent in the portfolio.

“We believe this provision is a prudent step toward ensuring that potential losses are appropriately covered,” said Klimas. “Our core earnings performance demonstrates the strength of our company. Our balance sheet is strong.” The Bank continues to remain well-capitalized on all levels.

“The current economic environment continues to be challenging. However, we believe the strength of our capital position, along with our vigilance in addressing the potential risk in our loan portfolio, will enable us to manage through these uncertain economic conditions,” said Klimas.

“It is difficult to predict when these economic pressures will ease, but the increases in revenue of this past quarter clearly demonstrate our earning capability and potential for growth in the future,” he said. “We continue our unwavering resolve to remain a strong, competitive community bank of scale in Northeast Ohio.”

Key Performance Measures

Net interest income for the second quarter of 2008 was $8,139,000, a 13.1 percent increase compared with net interest income of $7,198,000 for the second quarter a year ago and 8.23 percent higher than the $7,520,000 in the first quarter of 2008. Net interest income was $15,659,000 for the first six months of 2008, compared to $14,027,000 in the first six months of 2007.

The bank’s net interest margin climbed to 3.31 percent in the second quarter this year from 3.05 percent in the first quarter 2008. This marks the first quarter-to-quarter increase in the bank’s net interest margin in more than two years. Net interest margin, however, remained slightly below the 3.37 percent of a year ago.

Noninterest income was $3,154,000 for the second quarter of 2008. The second quarter of 2008 included $217,000 from the redemption of bank owned life insurance. Excluding this nonrecurring item, noninterest income in second quarter of 2008 of $2,937,000 was up from $2,433,000 for the same period in 2007 and from $2,874,000 for the first quarter of 2008. The two biggest components of noninterest income are deposit service charges and trust and investment management services. Deposit service charges and electronic banking fee income continued to grow in the second quarter of 2008 to $1,872,000 with an increase of $141,000, or 8.15 percent over the same period last year. Trust and investment management services were $587,000 for the second quarter of 2008, compared to $524,000 for the same period in 2007. Noninterest income was $6,488,000 for the six months ended June 30, 2008, compared to $5,422,000 for the first six months of 2007.

Noninterest expense was $8,840,000 in the second quarter 2008, compared to $8,009,000 for the same period in 2007. As with the loan loss provision, due to the uncertain economic conditions and declining real estate values, the Company reduced the value of other real estate owned by $330,000 during the second quarter. During the second quarter of 2007, the Corporation acquired Morgan Bank of Hudson, Ohio. This acquisition brought additional expenses including personnel, transaction processing equipment and software, and other operating expenses. Despite the initial increase in personnel as a result of the acquisition, careful planning and streamlining of efficiencies has resulted in the reduction of salaries and employee benefit expense from $3,935,000 for the second quarter of 2007 to $3,861,000 for the second quarter of 2008. During the first quarter of this year, a special shareholders meeting was requested by a shareholder of the Corporation which added additional expense, net of tax, of approximately $572,000 of which approximately $81,000 was in the second quarter of this year.

In terms of asset quality, the allowance for loan losses at June 30, 2008 was $11,874,000 or 1.54 percent of outstanding loans, due in part to the increased loan loss provision described above. Net charge-offs for the second quarter of 2008 were $790,000, down from $1,094,000 in the second quarter a year ago, but up from $294,000 during the first quarter of 2008. The allowance to nonperforming loans increased from 61.20 percent in the second quarter of 2007 to 76.96 percent in the second quarter of 2008.

Total assets at the end of the second quarter 2008 were $1.1 billion compared with $1.0 billion at the end of the second quarter of 2007. Total portfolio loans at June 30, 2008 were $769.8 million, up from $729.3 million at June 30, 2007. Total deposits at the end of the second quarter this year were $864.2 million, up from $822.9 million at the end of last year’s second quarter.

About LNB Bancorp, Inc.

LNB Bancorp, Inc. is a $1.1 billion financial holding company. Its major subsidiary, The Lorain National Bank, is a full-service commercial bank, specializing in commercial, personal banking services, residential mortgage lending and investment and trust services. The Lorain National Bank and Morgan Bank serve customers through 21 retail-banking locations and 29 ATMs in Lorain, eastern Erie, western Cuyahoga and Summit counties. North Coast Community Development Corporation is a wholly owned subsidiary of The Lorain National Bank. Brokerage services are provided by the bank through an agreement with Investment Centers of America. For more information about LNB Bancorp, Inc., and its related products and services or to view its filings with the Securities and Exchange Commission, visit us at http://www.4lnb.com.

This press release contains forward-looking statements within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Terms such as “will,” “should,” “plan,” “intend,” “expect,” “continue,” “believe,” “anticipate” and “seek,” as well as similar expressions, are forward-looking in nature. Actual results and events may differ materially from those expressed or anticipated as a result of risks and uncertainties which include fluctuations in interest rates, inflation, government regulations, and economic conditions and competition in the geographic and business areas in which LNB Bancorp, Inc. conducts its operations, as well as the risks and uncertainties described from time to time in LNB Bancorp’s reports as filed with the Securities and Exchange Commission. We undertake no obligation to review or update any forward-looking statements, whether as a result of new information, future events or otherwise.

Consolidated Balance Sheets

	June 30, 2008	December 31, 2007
	(unaudited)
	(Dollars in thousands except share amounts)
ASSETS
Cash and due from Banks	$28,755	$23,523
Securities:
Trading securities, at fair value	37,195	33,402
Available for sale, at fair value	173,610	179,424
Federal Home Loan Bank and Federal Reserve Stock	4,789	4,579
Total securities	215,594	217,405
Loans held for sale	4,358	4,724
Loans:
Portfolio loans	769,785	753,598
Allowance for loan losses	(11,874)	(7,820)
Net loans	757,911	745,778
Bank premises and equipment, net	12,787	13,328
Other real estate owned	2,351	2,478
Bank owned life insurance	15,346	15,487
Goodwill, net	21,570	21,570
Intangible assets, net	2,062	1,280
Accrued interest receivable	4,033	4,074
Other assets	8,207	6,998
Total Assets	$1,072,974	$1,056,645

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
Demand and other noninterest-bearing	$90,657	$88,812
Savings, money market and interest-bearing demand	317,640	331,306
Certificates of deposit	452,905	436,823
Total deposits	861,202	856,941
Short-term borrowings	43,681	42,105
Federal Home Loan Bank advances	58,857	44,207
Junior subordinated debentures	20,600	20,620
Accrued interest payable	3,888	4,620
Accrued taxes, expenses and other liabilities	5,999	5,499
Total Liabilities	994,227	973,992
Shareholders' Equity
Common stock, par value $1 per share, authorized 15,000,000 shares, issued 7,623,857 shares at June 30, 2008 and December 31, 2007	7,624	7,624
Preferred Shares, Series A Voting, no par value, authorized 750,000 shares, none issued at June 30, 2008 and December 31, 2007.	-	-
Additional paid-in capital	37,734	37,712
Retained earnings	39,912	42,951
Accumulated other comprehensive loss	(431)	458
Treasury shares at cost, 328,194 shares at June 30, 2008 and December 31, 2007	(6,092)	(6,092)
Total Shareholders' Equity	78,747	82,653
Total Liabilities and Shareholders' Equity	$1,072,974	$1,056,645

Consolidated Statements of Income (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
	(Dollars in thousands except share and per share amounts)
Interest Income
Loans	$11,962	$12,085	$24,538	$23,173
Securities:
U.S. Government agencies and corporations	1,964	1,575	3,934	3,139
State and political subdivisions	186	151	348	286
Trading securities	236	23	529	23
Other debt and equity securities	67	71	132	126
Federal funds sold and short-term investments	28	257	76	287
Total interest income	14,443	14,162	29,557	27,034
Interest Expense
Deposits	5,397	6,250	11,906	11,731
Federal Home Loan Bank advances	553	274	1,123	600
Short-term borrowings	86	232	261	465
Trust preferred securities	268	208	608	211
Total interest expense	6,304	6,964	13,898	13,007
Net Interest Income	8,139	7,198	15,659	14,027
Provision for Loan Losses	4,664	853	5,138	1,236
Net interest income after provision for loan losses	3,475	6,345	10,521	12,791
Noninterest Income
Investment and trust services	587	524	1,119	1,046
Deposit service charges	1,190	1,136	2,301	2,218
Other service charges and fees	682	595	1,326	1,101
Income from bank owned life insurance	398	182	581	349
Other income	70	78	669	145
Total fees and other income	2,927	2,515	5,996	4,859
Securities gains (losses), net	69	(214)	283	259
Gains on sale of loans	157	118	344	269
Gains (losses) on sale of other assets, net	1	14	(135)	35
Total noninterest income	3,154	2,433	6,488	5,422
Noninterest Expense
Salaries and employee benefits	3,861	3,935	7,639	7,758
Furniture and equipment	1,035	907	2,031	1,614
Net occupancy	603	535	1,260	1,090
Outside services	591	474	1,474	829
Marketing and public relations	274	353	582	615
Supplies, postage and freight	335	323	684	633
Telecommunications	202	203	446	391
Ohio Franchise tax	225	201	445	416
Intangible asset amortization	34	48	68	76
Other real estate owned	509	131	607	245
Electronic banking expenses	300	193	510	382
Loan and collection expense	232	101	460	195
Other expense	639	605	1,156	1,223
Total noninterest expense	8,840	8,009	17,362	15,467
Income (loss) before income tax expense	(2,211)	769	(353)	2,746
Income tax expense (benefit)	(1,076)	133	(665)	675
Net Income (Loss)	$(1,135)	$636	$312	$2,071
Net Income (Loss) Per Common Share
Basic	$(0.16)	$0.09	$0.04	$0.32
Diluted	(0.16)	0.09	0.04	0.32
Dividends declared	0.18	0.18	0.36	0.36
Average Common Shares Outstanding
Basic	7,295,663	6,921,152	7,295,663	6,683,736
Diluted	7,295,663	6,921,162	7,295,663	6,683,736

LNB Bancorp, Inc.
Supplemental Financial Information
(Unaudited - Dollars in thousands except Share and Per Share Data)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2008	2008	2007	2008	2007
END OF PERIOD BALANCES
Assets	$1,072,974	$1,067,002	$1,002,965	$1,072,974	$1,002,965
Deposits	861,202	865,065	822,901	861,202	822,901
Portfolio loans	769,785	752,443	729,308	769,785	729,308
Allowance for loan losses	11,874	8,000	8,115	11,874	8,115
Shareholders' equity	78,747	83,363	79,524	78,747	79,524

AVERAGE BALANCES
Assets:
Total assets	$1,065,623	$1,063,204	$927,820	$1,064,967	$888,212
Earning assets	987,829	988,376	855,746	989,045	824,130
Securities	223,139	226,040	177,496	218,246	169,468
Portfolio loans	764,690	762,336	678,250	763,577	654,662
Liabilities and shareholders' equity:
Total deposits	$864,217	$861,855	$778,059	$863,643	$747,013
Interest bearing deposits	777,357	776,941	694,830	777,790	664,657
Interest bearing liabilities	885,878	884,069	758,286	885,453	723,992
Total shareholders' equity	82,898	83,925	77,953	83,532	73,655

INCOME STATEMENT
Net interest income	$8,139	$7,520	$7,198	$15,659	$14,027
Net interest income-FTE (1)	8,244	7,615	7,292	15,860	14,210
Provision for loan losses	4,664	474	853	5,138	1,236
Noninterest income	3,154	3,334	2,433	6,488	5,422
Noninterest expense	8,840	8,522	8,009	17,362	15,367
Taxes	(1,076)	411	133	(667)	675
Net income (loss)	(1,135)	1,447	636	314	2,171
Total revenue	11,293	10,854	9,631	22,147	19,449

PER SHARE DATA
Basic net income (loss) per common share	$(0.16)	$0.20	$0.09	$0.04	$0.32
Diluted net income (loss) per common share	(0.16)	0.20	0.09	0.04	0.32
Cash dividends per common share	0.18	0.18	0.18	0.36	0.36
Basic average common shares outstanding	7,295,663	7,295,663	6,921,152	7,295,663	6,683,736
Diluted average common shares outstanding	7,295,663	7,295,663	6,921,162	7,295,663	6,683,736

KEY RATIOS
Return on average assets (2)	-0.43%	0.55%	0.27%	0.06%	0.49%
Return on average common equity (2)	-5.51%	6.93%	3.27%	0.76%	5.94%
Efficiency ratio	77.56%	77.83%	82.35%	77.69%	78.28%
Noninterest expense to average assets (2)	3.34%	3.22%	3.46%	3.28%	3.49%
Average equity to average assets	7.78%	7.89%	8.40%	7.84%	8.29%
Net interest margin	3.31%	3.06%	3.37%	3.18%	3.43%
Net interest margin (FTE) (1)	3.36%	3.10%	3.42%	3.22%	3.48%

ASSET QUALITY
Nonperforming loans	$15,428	$15,044	$13,259	$15,428	$13,259
Other real estate owned	2,351	2,680	2,132	2,351	2,132
Total nonperforming assets	17,779	17,724	15,391	17,779	15,391
Net Charge Offs	790	294	1,094	1,084	1,530
Total nonperforming loans to total loans	2.00%	2.00%	1.82%	2.00%	1.82%
Total nonperforming assets to total assets	1.66%	1.66%	1.53%	1.66%	1.53%
Net charge-offs to average loans (2)	0.42%	0.16%	0.65%	0.29%	0.47%
Allowance for loan losses	1.54%	1.06%	1.11%	1.54%	1.11%
Allowance to nonperforming loans	76.96%	53.18%	61.20%	76.96%	61.20%

(1) FTE -- fully tax equivalent at 34% tax rate
(2) Annualized

CONTACT:
For LNB Bancorp, Inc.
W. John Fuller, 216-978-7643